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                                                                    EXHIBIT 10.7
                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT is entered into as of October 11, 1995 between COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation, and any successor by merger or reorganization ("Employer"), and DOUGLAS L. CAMPBELL ("Employee") with reference to the following facts:

       A.  Employee has served as President of Kilovac Corporation.

       B.  Kilovac Corporation has become a subsidiary of Employer.

       C. Employer now desires to continue the employment of Employee on the terms stated herein.

       NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual agreements set forth below, the parties agree as follows:

       1.  Employment.  Employer hereby employs Employee, and Employee hereby
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accepts employment, in such positions as designated by the Board of Directors of
Employer, for the period from the date hereof until the earlier of December 31, 1996 or the termination of his employment pursuant to Section 5. Employee's place for employment shall be Kilovac's facility in Carpenteria, California subject to ordinary and necessary business travel.

       2.  Services.  During the term of his employment, Employee shall devote
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substantially full time and his best efforts, knowledge and skill to the operation, promotion and advancement of Employer's business. The specific duties of Employee shall be designated from time to time by the Board of Directors of Employer. Employee further covenants and agrees that he will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of Employer.

       3.  Salary and Benefits.  During the term of employment, Employer shall
           -------------------
(i) pay Employee an annual salary of $150,000 payable in equal installments in accordance with Employer's normal payroll practices, (ii) provide Employee with all other fringe benefits which Employer may from time to time afford key employees of Kilovac Corporation, (iii) permit Employee four weeks of vacation during each fiscal year of the Employer, and (iv) include Employee in any stock option and bonus programs afforded key employees of Kilovac Corporation. On termination of Employee's employment for any reason other than Employee's termination under Sections 4.1, Employee shall be entitled to receive the balance of his and benefits (at no cost to Employee) until December 31, 1996.
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       4.  Termination.
           -----------

       4.1  Misconduct.  Employer may terminate this Agreement immediately in
            ----------
the event of Employee's personal dishonesty, gross negligence, willful misconduct or breach of fiduciary duty involving personal profit, intentional and habitual failure to perform stated duties or willful violation of any law, rule or regulation applicable to the business of Employer.

       4.2  Breach.  Employer may terminate this Agreement upon thirty days
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notice to Employee if Employee shall be in material breach of any provision of this Agreement, which breach shall remain uncured at the expiration of such 30 day period.

       4.3  Disability.  Employer may terminate this Agreement upon ninety days,
            ----------
notice to Employee in the event that prior to the giving of such notice Employee shall have been totally or partially, physically or mentally, disabled for a period of at least ninety days where such disability shall have been of a nature which had prevented Employee from discharging his duties under this Agreement for such ninety-day period.

       4.4  Other.  Employer may terminate this Agreement for any reason upon
            -----
ninety days' notice to Employee.

       5.  Service as Consultant.  If requested by Employer, Employee agrees to
           ---------------------
serve as a consultant to Employer for a period of up to 12 months after the termination of his employment with Employer. Employee shall not be required to devote more than the equivalent of five business days per month to his service as consultant. Compensation and other terms of service shall be mutually agreed upon by Employer and Employee.

       6.  Disclosure of Information.  Employee acknowledges that in and as a
           -------------------------
result of his employment or service as consultant hereunder Employee may be making use of, acquiring or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets, systems, procedures, manuals, formulas, confidential reports and lists of clients, as well as the nature and type of products by Employer, the equipment and methods used and preferred by Employer's customers, and the prices paid by them. As a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated herein, Employee covenants and agrees that Employee shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to, Employee as a result of Employee's employment by or service as consultant to Employer.

       7.  Inventions.  Employee shall promptly disclose to Employer all
           ----------
inventions, discoveries and improvements, whether patentable or not (an "Invention"), conceived or made by Employee during the term of employment, and hereby assigns all rights
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thereto to Employer.  EMPLOYEE SHALL NOT BE REQUIRED TO ASSIGN ANY RIGHTS TO A
INVENTION FOR WHICH NO EMPLOYER EQUIPMENT, SUPPLIES OR FACILITY, OR CONFIDENTIAL INFORMATION WAS USED IF SUCH INVENTION WAS DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME AND (i) DOES NOT RELATE TO THE BUSINESS OF EMPLOYER OR TO EMPLOYER'S ACTUAL OR ANTICIPATED RESEARCH OR DEVELOPMENT OR (ii) DOES NOT RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR EMPLOYER. Employee will cooperate with Employer to obtain patents on the inventions for Employer in the United States and all foreign countries. Employee also will assign to Employer Employee's rights in any Inventions where Employer is required to grant those rights to the United States government or any agency thereof. Employee hereby grants Employer the right, at its option, to keep the Inventions as trade secrets. For purposes of this Agreement, an Invention is deemed to have been made during the term of his employment if, during such period, the invention was conceived or first actually reduced to practice. Any patent application filed within one year after termination of his employment shall be presumed by the parties to relate to an Invention which was made during the term of his employment. Employee will execute any and all additional assignments or documents that Employer may request to effect the purposes of this Section 7. For purposes of this Section, "Confidential Information" shall mean information or material proprietary to Employer or designated as Confidential Information by Employer and not generally known by non-Employer personnel, of or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with Employer or access to Employer's premises. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secret information, discoveries, ideas, concepts, formulas, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how", marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as Confidential Information, whether or not owned or developed by Employer.

       8.  Covenant Not To Compete.  Employee will not during the term of this
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Agreement and for a period of five years after the termination of his employment in any manner, directly or indirectly, alone or jointly, with or as an agent for, or as an employee of, any person or persons, firms or corporations, own, manage, operate, control, participate in or be connected with or be interested in as an investor, creditor, manager, partner, shareholder, proprietor or otherwise, or provide services, advice or other assistance to, any occupation, interest or business competitive with the businesses of Employer. During the term of
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this Agreement, and at any time thereafter, Employee will not disrupt, damage, impair or interfere with the businesses of Employer whether by way of interfering with or seeking to employ its employees, disrupting its relationship with customers, agents, representatives or vendors or otherwise.

       9.  Surrender of Books and Records.  Employee shall on the termination of
           ------------------------------
his employment in any manner immediately surrender to Employer all lists, books, and records and other documents incident to Employer's business and all other property belonging to Employer, it being distinctly understood that all such lists, books, records and other documents are the property of Employer.

       10.  Waiver of Breach.  The failure of Employer at any time to require
            ----------------
performance by Employee of any provision hereof shall in no way affect Employer's right thereafter to enforce the same, nor shall the waiver by Employer of any breach of any provision hereof be taken or held to be a waiver of any succeeding breach of any provision or as a waiver of the provision itself.

       11.  Resignations.  In the event that the Employee's services hereunder
            ------------
are terminated under any of the provisions of this Agreement, Employee agrees to deliver a written resignation as an officer of Employer to the Board of Directors, such resignation to become effective immediately.

       12.  Notice.  Any notice hereunder shall be in writing and shall be
            ------
deemed given, if personally delivered, upon receipt or, if mailed, upon the third business day following mailing by deposit in United States mail, postage prepaid and addressed:

        (a)  If to Employer:

            Communications Instruments, Inc.
            P.O. Box 520, Highway 74 East
            Fairview, North Carolina 28730

        (b)  If to Employee:

            Douglas L. Campell
            5503 Calle Arena
            Carpinteria, California 93013

or such other address as either party shall provide for such purpose pursuant to this paragraph.

       13.  Attorney's Fees.  In the event of any suit or judicial proceeding
            ---------------
between the parties hereto with respect to this Agreement, the prevailing party shall, in addition to such other relief as the court may award, be entitled to reasonable attorneys' fees, costs and expenses of investigation, all as actually incurred and including, without limitation, attorneys'
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fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code and any successor thereto.

       14.  Arbitration.  Any controversy or claim arising out of or relating to
            -----------
this Agreement or the breach thereof, including any claim or controversy as to the arbitrability of any claim or controversy and any claim for rescission, shall be settled by arbitration in Santa Barbara County, California in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, provided, however, that Employer may pursue the remedy of specific performance of any term contained in this Agreement, or a preliminary or permanent injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, or any combination thereof, in any court having jurisdiction thereof without resort to arbitration.

       15.  Insurance.  Employer shall have the right at its own cost and
            ---------
expense to apply for and secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering Employee, and Employee agrees to submit to the usual and customary medical examination or otherwise to cooperate with Employer in connection with the procurement of any such insurance and any claims thereunder.

       16.  Miscellaneous.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of California; provided that Section 8 shall be governed by the laws of the jurisdiction in which the alleged breach of such Section occurred. No rights or obligations hereunder may be assigned by either party without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon any successor of Employer. If any provision of this Agreement shall be invalid and legally unenforceable, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of this Agreement. If any court shall determine that the time period or geographical limit or any provision is unenforceable, the parties agree that such provision shall be deemed amended to the extent necessary to render it valid and enforceable. This Agreement cannot be amended, modified or supplemented in any respect except by an agreement in writing signed by the party against whom enforcement of any amendment, modification or supplement is sought.
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                                                                               6



       IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement effective as of the date first set forth above.



                                                   EMPLOYEE

                                                   /s/ DOUGLAS L. CAMPBELL
                                                   ------------------------
                                                       DOUGLAS L. CAMPBELL


                                                   EMPLOYER


                                                   COMMUNICATIONS INSTRUMENTS,
                                                   INC.


                                                   By /s/
                                                     -------------------------
                                                     Title: